Exhibit 10.11

Cooperative Agent (broker) Remote Agreement

(China Ping An property insurance co., LTD. Beijing branch)

Party a: Beijing branch of China Ping An property insurance co., LTD

Party b: Zhejiang Tianruixiang insurance brokerage co., LTD. Beijing branch

Based on the establishment of formal insurance brokerage business cooperation, party a and party b hereby agree to further promote the development of brokerage cooperation and provide customers with more convenient and high-quality comprehensive services. Party a according to document no. [2001] 161 issued by CIRC and our company broker remote order management method, authorize party b to operate our company's motor vehicle insurance remote order business. This remote order operation must comply with the following provisions:

I. party b's order issuing must be conducted in the main business premises approved by the insurance regulatory authorities;

Ii. If the order salesperson is an employee of a broker , he/she must register with our company and carry out necessary training and examination. The change of the person issuing the order shall be notified to the Marketing Department and the person in charge of the business within two working days.

Iii. Party b shall ensure that it strictly complies with the remote documents management regulations of our company, properly keeps the documents and documents, and regularly maintains the documents and equipment;

Iv. Party a has the obligation to provide guidance and training to party b's personnel who register the order;

V. both parties shall solve any problems arising from business operations through friendly consultation without affecting the normal operation of the business

Vi. Anti-commercial bribery clause

The anti-commercial bribery clause is a necessary appendix of this contract and has the same legal effect as this contract. Please read this clause carefully and agree to sign with the company (party a) and abide by the following anti-commercial bribery clause:

(I) both parties understand and are willing to strictly abide by the anti-commercial bribery laws and regulations of the People's Republic of China. Both parties understand that any form of bribery and blasphemy will violate the law and will be severely punished by the law.

ii) party a or party b shall not ask each other or each other agent or other relevant personnel to, receiving, providing, any other interests in the contract, including but not limited Yu Mingkou, dark buckle, cash, gift CARDS, physical, negotiable securities, tourism and other non-material interests, etc., but belong to industry practices such as the interest or usual practice, must express in close this authorization together with your completed.

Party a strictly prohibits any commercial bribery of party a's personnel. Any behavior listed in paragraph 2 of this article by party a's handler is in violation of party a's company system and will be punished by party a's company system and national laws.

(iv) the company (party a) solemnly warns that the company (party a) opposes any of the behaviors listed in article 2 of this article by party b or the personnel in charge of party b for the purpose of this contract with any third party other than this contract, which are in violation of national laws and will be punished by national laws.

(v) if either party or its handler violates the provisions of sub-paragraphs 2, 3 or 4 of the foregoing and causes losses to the other party, it shall be liable for damages.

(vi) "other relevant persons" mentioned in this article refer to persons other than the person handling the contract who have direct or indirect interest in the contract, including but not limited to the relatives and friends of the person handling the contract.

Vii. Provisions against false propaganda

Both parties are clear and are willing to strictly abide by the law of the People's Republic of China "the copyright law, trademark law, the patent law, anti-unfair competition law and other intellectual property rights, contract law and advertisement law and related legal provisions, the two sides agreed in the contract shall be entitled to things Auckland in prescribed manner in real within the agreed scope, reasonable use or propaganda, but shall not be involved in confidential content provided under the contract. In order to avoid the risk of trademark infringement and improper publicity, both parties agree that prior written approval of the other party shall be obtained before the use of the other party's trademark, brand, company name, etc. for publicity, or such use or publicity shall not be conducted. Both parties hereby undertake to respond positively to each other's application for reasonable use or publicity of cooperation matters. Both parties acknowledge that, without the prior written consent of the other party, they use their trademarks, or brands and enterprise names for commercial publicity; Fictitious matters of cooperation; Any exaggeration of the scope, content, effect or scale of cooperation shall be deemed as a violation of this contract and may constitute unfair competition due to false publicity. The non-breaching party or the infringed party shall reserve the right to investigate the corresponding legal liabilities.

Viii. Brand protection provisions

Party b shall not use "ping an China", "ping an", "ping an insurance" and other brand contents for advertising or business promotion. If it is to be used, it shall be authorized by party a in writing and shall submit the publicity sample and other relevant contents to party a for confirmation in advance. Otherwise, party a shall have the right to terminate the contract and require party b to immediately stop all publicity activities, actively eliminate the adverse effects caused to party a, and pay a one-time penalty of RMB 500,000 yuan to party a, which is not enough to make up for party a's losses, and shall make additional compensation. Meanwhile, party b shall bear all legal responsibilities for its own actions.

Ix. VAT clause

Special invoice issued by the company is party a's version:

1. If the payment materials provided by party b to party a meet the following payment conditions, party a shall, within 30 natural days upon receipt of the VAT invoice issued by party b, pay the payment to party b in a lump sum or in installments.

(1) party b shall complete the delivery of products and services within the time agreed herein, and the corresponding deliverables shall be qualified after inspection;

(2) receiving the VAT special invoice provided by party b;

(3) the special VAT invoices are legitimate and valid after cross-checking and comparison by tax authorities;

2. Party b shall provide party a with a real, valid and legal VAT special invoice. If party b provides party a with false special VAT invoices (including but not limited to false invoices, yuanye invoices and cancelled invoices after the invoices are issued), party a shall have the right to pursue party b's legal liabilities. Meanwhile, party a has the right

(1) party b is required to immediately replace the false invoices with legitimate, authentic and valid special VAT invoices;

(2) have the right to refuse to pay the unpaid amount to party b;

(3) immediately terminate the cooperation between the parties, put party b on the supplier blacklist, and refuse to cooperate in the future;

(4) party b is required to pay liquidated damages equal to 30% of the total contract amount in a lump sum. If party a suffers losses, party b shall make compensation.

(5) report party b's illegal behaviors to tax authorities and other relevant departments.

3. Party b shall issue a special VAT invoice to party a in accordance with the following provisions

(1) party b shall issue a special value-added tax invoice to party a after party a receives the goods/services deliverables within the time limit agreed herein and the deliverables are qualified. If party b is a small-scale taxpayer, it must issue a special invoice for value-added tax on behalf of the tax bureau. Specific billing information shall be confirmed in writing by both parties.

(2) if party b provides products and services to party a and its branches at the same time, the parties shall agree in the contract on party a's branches and the corresponding price. Party b shall separately issue special VAT invoices for the corresponding amounts to the parties bearing the expenses in the list.

(3) the purchase price of the contract between party a and party b is tax inclusive, and party b shall not charge additional VAT fee from party a.

(4) party b shall submit the corresponding VAT special invoice to party a within 30 natural days after the issuance of each VAT special invoice, or party a shall have the right to reject the invoice. After the issuance and submission of special VAT invoices in batches for many times and the receipt and payment of both parties, the total value of VAT invoices issued by party b and submitted to party a shall not be less than (that is, it must be greater than or equal to) the total value of VAT already paid by party a.

(5) party b must strictly comply with relevant tax regulations and documents and issue legitimate VAT invoices. If the special invoice for value-added tax issued by party b does not comply with tax laws and regulations and relevant provisions of tax authorities and causes economic losses to party a, party b shall be responsible for compensation.

(6) party b shall issue special VAT invoices before delivered to party a for any loss, lost or stolen, and so on and so forth, lead to the corresponding notes did not successfully delivered to party a, party b shall be responsible for according to the provisions of the relevant tax laws and regulations to party a to provide relevant information, to ensure that party a to get deduction vouchers, otherwise, party a shall have the right to refuse payment.

(7) in order to ensure timely and successful deduction of the invoices obtained, party b shall actively assist party a in providing relevant materials in accordance with relevant tax regulations and documents in case of loss of the invoice for value-added tax issued by party b after it is delivered and signed by party a.

(8) business under this contract to any sales discounts and sales return or other need scarlet letter invoice issued in accordance with state regulations or to make out an invoice, party b shall have the duty according to the national tax rules of the scarlet letter invoice issued or to make out an invoice to party a, party a has the obligation according to the regulations of the state tax return invoice to party b has or shall submit to tax bureau to be a valid certification of the scarlet letter special invoice.

If either party violates any of the above provisions, the relevant liability for breach of contract shall be subject to the relevant provisions of the provisions of the contract.

■ party a shall issue the general invoice

1. If the payment documents provided by party b to party a meet the following payment conditions, party a shall, within 30 natural days upon receipt of the invoice for value added tax of party b, pay the payment to party b in a lump sum or in installments.

(1) party b shall complete the delivery of products and services within the time agreed herein, and the corresponding deliverables shall be qualified after inspection;

(2) receiving the VAT invoice provided by party b;

2. Party b shall provide party a with a true, valid and legal VAT invoice. If party b provides party a with false value-added tax invoices (including but not limited to false invoices, yuanye invoices and cancelled invoices after invoice is issued), party a shall have the right to pursue party b for legal liabilities. Meanwhile, party a shall have the right to:

(1) party b is required to immediately replace the false invoices with legitimate, authentic and valid VAT invoices;

(2) have the right to refuse to pay the unpaid amount to party b;

(3) immediately terminate the cooperation between the parties and put party b on the supplier blacklist, failing to cooperate in the future;

(4) party b is required to pay liquidated damages equal to 30% of the total contract amount in a lump sum. If party a suffers losses, party b shall compensate for such losses.

(5) report party b's illegal behaviors to tax authorities and other relevant departments.

3. Party b shall issue a VAT invoice to party a in accordance with the following provisions

(1) party b shall issue a value-added tax invoice to party a after party a receives the goods/services deliverables within the time limit agreed herein and such deliverables are qualified. Specific billing information shall be confirmed in writing by both parties.

(2) if party b provides products and services to party a and its branches at the same time, the parties shall agree in the contract on party a's branches and the corresponding price. Party b shall separately issue VAT invoices of corresponding amounts to the parties bearing the expenses in the list.

(3) the purchase price of the contract between party a and party b is tax inclusive, and party b shall not charge additional VAT fee from party a.

(4) after the issuance and submission of multiple batches of VAT invoices and the receipt and payment of both parties, party b shall issue and submit party a's value-added tax invoice with the total price tax amount not less than (that is, it must be greater than or equal to) the total price tax amount already paid by party a.

(5) party b must strictly comply with relevant tax regulations and documents and issue legitimate VAT invoices. Issue raised the value of tax invoices for party b does not comply with the tax laws and tax 杋 close related regulations and caused economic losses to party a, party b is responsible for compensation.

If either party violates any of the above provisions, the relevant liability for breach of contract shall be subject to the relevant provisions of the provisions of the contract.

X. anti-money laundering provisions

According to the law of the People's Republic of China on anti-money laundering law and other laws and regulations and the financial institutions customer identification and client id information and transaction records management method "(the people's bank of China, the China banking regulatory commission, China securities regulatory commission, China insurance regulatory commission no. [200]) concerned regulation, when party b agent for the sale of insurance products:

1, the insurance amount is RMB 10000 yuan of above or foreign currency equivalent and more than 1000 dollars in cash to pay the property insurance contract, individual insurance premium of the insured amount is RMB 20000 yuan or more, or foreign currency equivalent and more than 200 dollars in cash to pay the person insurance contract, insurance amount is RMB 200000 yuan or more, or foreign currency equivalent and more than $20000 in the form of transfer the payment of the insurance contract, should confirm the relationship between policy-holder and insurant, checking the policy-holder and insurance of the insured, other than the statutory successors appoint beneficiary beneficiary of the valid identity certificate or any other identity documents, for registration The identity basic information of the designated beneficiary other than the person, the insured or the legal heir, and the copies or photocopies of the valid identity certificate or other identification documents shall be kept by party a together with the application form. At the same time, party b shall establish a "credit card equivalent" ledger, which can reflect the original payment status of the customer, for inspection by both parties.

2, check the insurance to the insured, other than the statutory successors appoint beneficiary beneficiary of the valid identity certificate or any other identity documents, registration of policy-holder, insurant to appoint beneficiary beneficiary, other than the statutory successors the identity of the basic information, and keep a copy of the valid identity certificates or other identification documents or photocopies.

3. If any customer requests party b to handle insurance surrender, claim settlement and other services, party b shall be obliged to inform the customer of specific handling or contact information according to party a's provisions.

4, when customer apply to terminate the insurance contract, such as return the insurance premium or return to the policy's cash value amount is RMB 10000 yuan or more, or foreign currency equivalent of more than $1000, party b should be required to surrender the applicant to produce the original insurance contract or insurance certificate, original check the loan applicant's valid identity certificate or any other identity documents to confirm the identity of the applicant.

5, in the insured or the beneficiary request party a the compensation or payment of the insurance benefits, such as the amount of renminbi or foreign currency equivalent amount more than $1000 of 10000 yuan of above, party a shall check the insured or the beneficiary of the valid identity certificate or any other id 眀 file, confirm the insured and the relationship between policy-holder, beneficiary beneficiary, the insured, the beneficiary identity registration basic information, and keep a copy of the valid identity certificate or any other identity documents or photocopies.

6. Party a and party b shall report the following suspicious behaviors to the local branch of the people's bank of China when performing the customer identification obligations respectively:

The client refuses to provide valid identity certificates or other identification documents.

Other suspicious behaviors found during the performance of customer identification obligations.

The above suspicious behaviors reported by financial institutions shall be implemented in accordance with the administrative measures on large transactions and suspicious transaction reports of financial institutions (order of the people's bank of China [2016] no. 3) and relevant provisions.

7. In accordance with the anti-money laundering law of the People's Republic of China and other legal provisions, as well as the measures for the management of the identification of financial institutions' customers and the preservation of customer identification data and transaction records, both parties shall provide necessary assistance to each other in case of difficulties in the identification of anti-money laundering customers.

Xi. Trade secrets clause

(1) the objects of protection of trade secrets include:

1. Information related to this contract, including terms of the agreement, contents of negotiations and negotiations, business arrangements, etc.;

2. (that is, information receiver) from one party to the contract the contract of the other party (that is, the information disclosure party) with the disclosing party and its subordinate company's products, business plans, marketing, investment, financial status, business and other project related information, messages, data, drawings, technical know-how, analysis, calculation, assembly, research and other data, or the receiver of the information related data; The above information also includes information communicated orally by the disclosing party and its subsidiaries to the receiving party.

(2) trade secrets are valuable special assets. Without the prior written consent of the disclosing party, the receiving party shall not disclose trade secrets for any reason or purpose.

The receiving party shall store the carrier containing trade secrets in a safe place. The disclosing party may ask the receiving party in writing to return or destroy the carrier of the trade secret obtained from the disclosing party, and the receiving party must return or destroy it.

(iv) before obtaining the written consent of the other party, the parties shall not publicize the contents, terms, business arrangements and other relevant information of the negotiations or negotiations related to this contract through the media or by other means.

(v) both parties shall abide by the trade secret protection obligations stipulated in this article, even if the contract is terminated in advance or the performance is completed.

Xii. Terms for the protection of rights and interests guaranteed in the procurement contract

Party b guarantee: not obtain authorization, a clear dividing line between the party a brand and never implement the violation of party a including but not limited to, right to reputation or honour, intellectual property rights and fair trading right and other rights infringement, or find out or should find the tort exist, as of the date of party a has the right to terminate the sending immediately take business or service requirements, termination payment end processing measures, such as cooperation, remove or terminate the contract and does not assume any of party b's breach of contract or tort liability. Party b warrants that it will unconditionally accept the above measures taken by party a and will not claim any objection or rights.

Xiii. This contract shall be formed upon being signed and sealed by both parties。

Signature (seal) of party a:

Date:2018.5.20

Signature (seal) of party a:

Date:2018.5.20

Quotation of commission ratio

Whereas party A and party b have jointly signed a contract, the contract number in party A is [ ] (hereinafter referred to as the master agreement) on month day year. Now due to the need of business development of both parties, both parties have reached the following terms and conditions through friendly negotiation

categories of insurance	commission ratio	categories of insurance	commission ratio
Auto insurance (commercial)	Less than 60%
Auto insurance (compulsory traffic insurance)	Less than 10%
Non-car insurance	According to order

This quotation is an integral part of the master agreement and has the same legal effect as the master agreement. The unmodified or modified part of the master agreement shall still have legal effect on both parties, and both parties shall still perform their respective obligations.